Exhibit 99.1

DiaCarta Announces Five Abstracts Accepted for Presentation at AACR Annual Meeting 2023

●	Abstracts demonstrating XNA technology’s improvements to assay sensitivity across different technology platforms and support for use in companion diagnostics (CDx) assay development

●	Additional abstracts to further support XNA technology’s potential for use in minimal residual disease (MRD) monitoring of residual cancer cells

Pleasanton, California – April 16, 2023 – DiaCarta, Ltd. (“DiaCarta”), a precision molecular diagnostics company, today announced that it will present five data posters at the American Association of Cancer Research (AACR) Annual Meeting 2023, which convenes in Orlando, Florida from April 14-19, 2023.

The presentations will focus on how XNA can be used to improve the assay sensitivity of different technology platforms such as Sanger sequencing, qPCR, and Next Generation Sequencing (NGS). DiaCarta’s XNA technology has demonstrated improvements to the sensitivity of traditional Sanger sequencing to comparable sensitivity levels of NGS, with much broader clinical utility and lower cost. The XNA-based Sanger sequencing and qPCR are used for sensitive companion diagnostics (CDx) assay development for identification of KRAS G12C mutation. The critical mutation currently has two targeting drugs, LUMAKRAS™ (sotorasib) and KRAZATI™ (adagrasib), approved by the FDA for target therapy on patients with locally advanced or metastatic Non-Small Cell Lung Cancer (NSCLC) with KRAS G12C mutation.

“We can leverage our cost-effective XNA technology for ultra-sensitive assay development, which is critical for early cancer detection and cancer recurrence monitoring,” said Dr. Aiguo (Adam) Zhang, CEO and President of DiaCarta, Inc. “Our technology has great potential to be used for minimal residual disease (MRD) monitoring of residual cancer cells after initial treatment and cancer clonal recurrence. MRD monitoring is the trend for precision diagnostics and monitoring in cancer management. The current ultra-deep sequencing technology used in MRD is both time consuming and costly and our technology has the potential to overcome these two obstacles.”

Details of the AACR poster presentations are as follows:

Title: Detection of actionable lung cancer fusion genes with known and novel partners from highly degraded FFPE material

Abstract #: 2191 / 1

Session: Diagnostic and Prognostic Biomarkers 2

Date/Time: April 17, 2023, 9:00 AM – 12:30 PM (ET)

Location: Section 41

Title: Detection of tumor-associated methylation and mutation signatures for early colorectal cancer diagnosis

Abstract #: 2302 / 16

Session: Liquid Biopsies: Circulating Nucleic Acids and Circulating Tumor Cells 2

Date / Time: April 17, 2023, 9:00 AM – 12:30 PM (ET)

Location: Section 44

Title: Two detection methods of clinical KRAS G12C mutation detection for companion diagnostics

Abstract #: 3298 / 6

Session: Diagnostic and Prognostic Biomarkers 3

Date / Time: April 17, 2023, 1:30 PM – 5:00 PM (ET)

Location: Section 41

Title: ColoScape test: a molecular assay to detect early-stage colorectal cancer in plasma cell-free DNA

Abstract #: 6505 / 3

Session: Early Detection and Molecular Markers of Prevention

Date / Time: April 19, 2023, 9:00 AM – 12:30 PM (ET)

Location: Section 28

Title: XNA increases assay sensitivity in sanger sequencing, qPCR, NGS and CRISPR mutant screening

Abstract #: 6681 / 1

Session: Liquid Biopsies: Circulating Nucleic Acids and Circulating Tumor Cells 5

Date / Time: April 19, 2023, 9:00 AM – 12:30 PM (ET)

Location: Section 40

The posters will also be available on DiaCarta’s website following the presentations.

About DiaCarta

DiaCarta is a molecular diagnostics company that has developed innovative technologies to transform patient care by providing effective precision diagnostics using liquid biopsy. Its novel XNA technology is designed to provide a high level of sensitivity as it binds to the wild-type sequence, to enable only the mutant target sequence to be amplified. Using this technology, DiaCarta has developed its ColoScape™ colorectal cancer mutation test. Powered by its isorbDNA™ technology that amplifies the signal and requires no RNA/DNA extraction or amplification, DiaCarta has developed its RadTox™ test to personalize radiation and chemotherapy, mitigate adverse events and enhance patient care. Based in Pleasanton, California, DiaCarta is ISO certified, GMP-compliant, and offers CLIA certified laboratory services to its customers. www.diacarta.com

On October 14, 2022, DiaCarta and HH&L Acquisition Co. (NYSE: HHLA), a special purpose acquisition corporation, entered into a definitive business combination agreement that would result in DiaCarta becoming a public company.

Important Additional Information Will Be Filed with the SEC

This communication relates to the proposed business combination between HH&L and DiaCarta (the “Business Combination”). HH&L has filed a preliminary, and will file a definitive, proxy statement, which will include a prospectus, which will be a part of a registration statement, and other relevant documents with the SEC. This communication does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. HH&L’s and DiaCarta’s shareholders and other interested persons are urged to read the proxy statement/prospectus and any other relevant documents filed with the SEC when they become available, and any amendments thereto, because, among other things, they will contain updates to the financial, industry and other information herein as well as important information about HH&L, DiaCarta and the contemplated Business Combination. When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of HH&L as of a record date to be established for voting on the proposed Business Combination. Shareholders will be able to obtain a free copy of the proxy statement/prospectus (when filed), as well as other filings containing information about HH&L, DiaCarta and the proposed Business Combination, without charge, at the SEC’s website located at www.sec.gov or by directing a request to: HH&L Acquisition Co., Suite 2001-2002, 20/F, York House, The Landmark, 15 Queen’s Road Central, Central, Hong Kong. Investment in any securities described herein has not been approved or disapproved by the SEC or any other regulatory authority nor has any authority passed upon or endorsed the merits of the Business Combination or the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense.

Forward-Looking Statements

This communication contains certain statements, estimates, targets, forecasts, and projections with respect to HH&L or DiaCarta. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements include, without limitation, statements regarding the estimated future financial performance and financial position of DiaCarta. Future results are not possible to predict. Opinions and estimates offered in this communication constitute DiaCarta’s judgment and are subject to change without notice, as are statements about market trends, which are based on current market conditions. You can identify these forward looking statements through the use of words such as “may,” “will,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential” and other similar words and expressions of the future, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are based on estimates, assumptions and factors that are inherently uncertain, that are beyond DiaCarta’s control or ability to predict and that could cause actual results to differ materially from expected results. As a result, they are subject to significant risks and uncertainties and actual events or results may differ materially from these forward-looking statements. No reliance should be placed on any forward-looking statements, including any projections, targets, estimates or forecasts contained in this communication. Any forward-looking statement speaks only as of the date on which it was made, based on information available as of the date of this communication, and such information may be inaccurate or incomplete. Products described by DiaCarta in its pipeline are under investigation and have not been proven to be safe or effective, and there is no guarantee any such product will be approved in the sought-after indication or will meet the developmental milestones set forth herein, including within the timeline set forth herein. Neither DiaCarta nor HH&L undertakes any obligation to release any revisions to such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Information regarding performance by, or businesses associated with, our management team or businesses associated with them is presented for informational purposes only. Past performance by DiaCarta’s management team and its affiliates is not a guarantee of future performance. Therefore, you should not rely on the historical record of the performance of DiaCarta’s management team or businesses associated with them as indicative of DiaCarta’s future performance of an investment or the returns DiaCarta will, or is likely to, generate going forward.

Participants in the Solicitation

HH&L and its directors and executive officers may be deemed to be participants in the solicitation of proxies from HH&L’s shareholders in connection with the proposed Business Combination. A list of the names of HH&L’s directors and executive officers and information regarding their interests in HH&L is contained in HH&L’s Annual Report on Form 10-K, which was filed with the SEC on March 30, 2022, and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to HH&L Acquisition Co., Suite 2001-2002, 20/F, York House, The Landmark, 15 Queen’s Road Central, Central, Hong Kong. Additional information regarding the interests of any such participants will be contained in the proxy statement/prospectus for the proposed Business Combination when available.

DiaCarta and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the shareholders of HH&L in connection with the proposed Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the proposed Business Combination will be included in the proxy statement/prospectus for the proposed Business Combination when available.

The definitive proxy statement/prospectus will be mailed to shareholders as of a record date to be established for voting on the proposed Business Combination when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination, (ii) an offer or invitation for the sale or purchase of the securities, assets or business described herein or a commitment of HH&L, DiaCarta or any of their respective subsidiaries, stockholders, affiliates, representatives, partners, directors, officers, employees, advisers or agents, with respect to any of the foregoing, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction, and this press release shall not form the basis of any contract, commitment or investment decision and does not constitute either advice or recommendation regarding any securities.

Company Contact:
Anne Vallerga PhD, MBA
VP, External Affairs
annek@diacarta.com

PR Contact:
Jennifer Sparano
VP, Public Relations
jsparano@peregrinemarketaccess.com

Investor Contact:
Cody Slach, Matthew Hausch
Gateway Group, Inc.
(949) 574-3860
DiaCarta@GatewayIR.com